UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DOMINARI HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

, 2026

Dear Stockholder:

You are cordially invited to attend Dominari Holdings Inc.’s Special Meeting of Stockholders (the “Special Meeting”) to be held on Wednesday, March 4, 2026, at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time. The formal meeting notice and proxy statement for the Special Meeting are attached.

The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Special Meeting online, vote and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/DOMH2026SM.

We are pleased to utilize the virtual stockholder meeting technology to provide ready access and cost savings for our stockholders and the company. The virtual meeting format allows attendance from any location in the world.

Even if you are planning on attending the Special Meeting online, please promptly submit your proxy vote by Internet, telephone, or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the Special Meeting. Instructions on voting your shares are provided with the Proxy Materials for the Special Meeting. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on March 3, 2026. If you attend the Special Meeting online and wish to vote at the Special Meeting, you will be able to do so even if you have previously returned your proxy card.

Thank you for your continued support of, and interest in, Dominari Holdings Inc.

Sincerely,

Anthony Hayes
Chief Executive Officer and Chairman
New York, New York
, 2026

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING WHETHER OR NOT YOU ATTEND ONLINE, PLEASE CAST YOUR VOTE AS INSTRUCTED IN THE PROXY MATERIALS AS PROMPTLY AS POSSIBLE. YOUR PROXY, GIVEN BY VOTING PRIOR TO SPECIAL MEETING, MAY BE REVOKED PRIOR TO ITS EXERCISE BY ENTERING A NEW VOTE OVER THE INTERNET, FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE SPECIAL MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING ONLINE AND VOTING ONLINE.

IF YOU HAVE ALREADY VOTED OR DELIVERED YOUR PROXY FOR THE SPECIAL MEETING, YOUR VOTE WILL BE COUNTED, AND YOU DO NOT HAVE TO VOTE YOUR SHARES AGAIN. IF YOU WISH TO CHANGE YOUR VOTE, YOU SHOULD REVOTE YOUR SHARES.

IF YOU PREFER TO VOTE BY MAIL PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE RETURN ENVELOPE PROVIDED.

THE PROXY STATEMENT AND OUR FORM OF PROXY CARD ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT                   , 2026.

ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING ONLINE MAY VOTE EVEN IF HE OR SHE HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Dominari Holdings Inc.
725 5th Avenue, 23rd Floor
New York, New York 10022
(212) 393-4540

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 4, 2026
11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

, 2026

To our Stockholders:

Notice (this “Notice”) is hereby given that a Special Meeting of Stockholders (the “Special Meeting”) of Dominari Holdings Inc., a Delaware corporation (the “Company,” “Dominari Holdings Inc.,” “Dominari,” “our,” “we,” or “us”), will be held as a “virtual meeting” via live audio webcast on Wednesday, March 4, 2026, at 11:00 a..m. Eastern Time/8:00 a.m. Pacific Time for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)	To approve amendments to (1) Section 4(a) of the Dominari Holdings Inc. (f/k/a Akido Pharma, Inc.) 2022 Equity Incentive Plan (the “2022 Plan”) to (1) increase the number of shares of common stock reserved for issuance with respect to awards granted under the 2022 Plan by 10,000,000 shares of common stock from 11,720,750 shares of common stock to 21,720,750 shares of common stock and (2) Section 4(b) of the 2022 Plan to clarify the calculation of the annual increase in shares of common stock reserved for issuance under the 2022 Plan to provide that commencing on January 1, 2027 and continuing until January 1, 2032, the number of shares reserved for issuance under the 2022 Plan shall automatically increase each January 1st, by a number of shares equal to the lesser of (i) 20% of the total number of shares of common stock issued and outstanding on the immediately preceding December 31st and (ii) such smaller number of shares of common stock as determined by the board of directors;

(2)	To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes to approve the foregoing proposal; and

(3)	To consider and vote upon any other business that may properly come before the Special Meeting or any adjournments or postponements thereof.

The Board unanimously recommends a vote “FOR” each of Proposal 1, and Proposal 2.

Pursuant to our Second Amended and Restated Bylaws, as amended (the “Second Amended and Restated Bylaws”), our Board has fixed the close of business on January 22, 2026 as the record date (the “Record Date”) for a determination of stockholders entitled to notice and to vote at the Special Meeting and any adjournment thereof. Holders of our common stock, Series D convertible preferred stock and Series D-1 convertible preferred stock are entitled to vote at the Special Meeting.

You will be able to attend the Special Meeting via live audio webcast by visiting Dominari’s virtual meeting website at www.virtualshareholdermeeting.com/DOMH2026SM on Wednesday, March 4, 2026, at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time. Upon visiting the meeting website, you will be prompted to enter the 16-digit Control Number provided with the proxy materials that you received for the Special Meeting. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Special Meeting on the meeting website. Further instructions on how to attend and participate in the Special Meeting via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.

Your vote is important. Whether or not you plan to attend the Special Meeting, please vote your shares by promptly completing, signing and returning the enclosed proxy card. You may also vote your shares over telephone or the Internet in accordance with the instructions on the proxy card. Any stockholder attending the Special Meeting may vote in person at the virtual meeting, even if you have already returned a proxy card or voting instruction card.

This Notice of Special Meeting, the Proxy Statement, including the proxy card are also available at www.proxyvote.com.

BY ORDER OF THE BOARD OF

DIRECTORS OF DOMINARI HOLDINGS INC.

By:
Anthony Hayes
Chief Executive Officer and Chairman
New York, New York
, 2026

i

Dominari Holdings Inc.
725 5th Avenue, 23rd Floor
New York, New York 10022
(212) 393-4540

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
MARCH 4, 2026

Your proxy is solicited by our Board of Directors (the “Board”) for our Special Meeting of Stockholders (the “Special Meeting”), to be held on Wednesday, March 4, 2026, at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time. The Special Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online via live audio webcast. The Company’s principal executive office is located at 725 5th Avenue, 23rd Floor, New York, New York 10022, and the telephone number is (212) 393-4540.

At the Special Meeting, you will be asked to consider and vote upon the following matters:

(1)	To approve amendments to (1) Section 4(a) of the Dominari Holdings Inc. (f/k/a Akido Pharma, Inc.) 2022 Equity Incentive Plan (the “2022 Plan”) to (1) increase the number of shares of common stock reserved for issuance with respect to awards granted under the 2022 Plan by 10,000,000 shares of common stock from 11,720,750 shares of common stock to 21,720,750 shares of common stock and (2) Section 4(b) of the 2022 Plan to clarify the calculation of the annual increase in shares of common stock reserved for issuance under the 2022 Plan to provide that commencing on January 1, 2027 and continuing until January 1, 2032, the number of shares reserved for issuance under the 2022 Plan shall automatically increase each January 1st, by a number of shares equal to the lesser of (i) 20% of the total number of shares of common stock issued and outstanding on the immediately preceding December 31st and (ii) such smaller number of shares of common stock as determined by the board of directors (Proposal 1 - The 2022 Plan Amendment Proposal);

(2)	To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes to approve the foregoing proposal (Proposal 2 - The Adjournment Proposal); and

(3)	To consider and vote upon any other business that may properly come before the Special Meeting or any adjournments or postponements thereof.

The Board unanimously recommends a vote “FOR” each of Proposal 1 and Proposal 2.

Pursuant to our Second Amended and Restated Bylaws, our Board has fixed the close of business on January 22, 2026 as the record date (the “Record Date”) for a determination of stockholders entitled to notice and to vote at the Special Meeting and any adjournment thereof. Holders of our common stock, Series D convertible preferred stock and Series D-1 convertible preferred stock are entitled to vote at the Special Meeting.

You will be able to attend the Special Meeting via live audio webcast by visiting Dominari’s virtual meeting website at www.virtualshareholdermeeting.com/DOMH2026SM on Wednesday, March 4, 2026, at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time. Upon visiting the meeting website, you will be prompted to enter the 16-digit Control Number provided to you on the proxy card that accompanied your proxy materials. The unique Control Number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Special Meeting on the meeting website.

Further instructions on how to attend and participate in the Special Meeting via the Internet, including how to demonstrate proof of stock ownership, are available at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Why am I Receiving these Materials?

This Proxy Statement and the accompanying materials are being provided for the solicitation of proxies by our Board for the Special Meeting.

What is Included in these Materials?

These materials include the Notice, this Proxy Statement, and a proxy card.

What is the Purpose of the Special Meeting?

This is a special meeting of the Company’s Stockholders. At the meeting, you will be voting upon:

(1)	To approve amendments to (1) Section 4(a) of the 2022 Plan to (1) increase the number of shares of common stock reserved for issuance with respect to awards granted under the 2022 Plan by 10,000,000 shares of common stock from 11,720,750 shares of common stock to 21,720,750 shares of common stock and (2) Section 4(b) of the 2022 Plan to clarify the calculation of the annual increase in shares of common stock reserved for issuance under the 2022 Plan to provide that commencing on January 1, 2027 and continuing until January 1, 2032, the number of shares reserved for issuance under the 2022 Plan shall automatically increase each January 1st, by a number of shares equal to the lesser of (i) 20% of the total number of shares of common stock issued and outstanding on the immediately preceding December 31st and (ii) such smaller number of shares of common stock as determined by the board of directors;

(2)	To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes to approve the foregoing proposal; and

(3)	To consider and vote upon any other business that may properly come before the Special Meeting or any adjournments or postponements thereof.

How does the Board recommend that I vote?

The Board unanimously recommends a vote “FOR” each of Proposal 1 and Proposal 2.

How do Proxies Work?

Our Board is asking for your proxy. This means that you authorize persons selected by us to vote your shares at the meeting in the way you instruct and, with regard to any other business that may properly come before the meeting, as they think best.

I Share an Address with Another Stockholder and We Received Only One Paper Copy of the Proxy Materials. How May I Obtain an Additional Copy of the Proxy Materials?

The Company has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, if requested to deliver proxy materials, we deliver a single copy of the Notice, and the Proxy Statement to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs, and the environmental impact of our annual meetings. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and Proxy Statement to any stockholder at a shared address to which we delivered a single copy of any of these documents.

To receive a separate copy of the Notice and the Proxy Statement, you may contact us at the following address and phone number:

Dominari Holdings Inc.
725 5th Avenue, 23rd Floor
New York, New York 10022
Attention: Corporate Secretary
Telephone: (212) 393-4540

Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Who is Entitled to Vote?

Our Board has fixed the close of business on January 22, 2026 as the “Record Date” for a determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. You can vote at the Special Meeting if you held shares of our common stock, Series D convertible preferred stock (the “Series D Preferred Stock”) or Series D-1 convertible preferred stock (the “Series D-1 Preferred Stock”), collectively, the “Voting Capital” as of the close of business on the Record Date. On the Record Date, there were 16,222,435 shares of common stock outstanding, 3,825 shares of Series D Preferred Stock outstanding and 834 shares of Series D-1 Preferred Stock outstanding. Each share of common stock entitles the holder thereof to one vote.

Our outstanding Series D Preferred Stock and Series D-1 Preferred Stock are entitled to the following number of votes subject to the beneficial ownership limitations described below:

●	Series D Preferred Stock - each share of Series D Preferred Stock entitles the holder to 0.007285 votes; and

●	Series D-1 Preferred Stock - each share of Series D-1 Preferred Stock entitles the holder to 0.007285 votes.

A list of stockholders of record entitled to vote at the Special Meeting will be available for inspection at our principal executive offices located at 725 5th Avenue, 23rd Floor, New York, New York 10022 for a period of at least ten (10) days prior to the Special Meeting and during the meeting. The stock transfer books will not be closed between the Record Date and the date of the Special Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who May Attend the Special Meeting?

Record holders and beneficial owners on the Record Date may attend the Special Meeting. If your shares are held in street name and you would like to vote your shares at the Special Meeting, you will need to obtain a valid proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the Special Meeting.

How Do I Vote?

Stockholders of Record

For your convenience, our record holders have the following methods of voting:

1. Vote by Internet.

(a)	Before the meeting: Go to www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

(b)	During the meeting: Go to www.virtualshareholdermeeting.com/DOMH2026SM. You will be able to attend the Special Meeting online, vote your shares electronically until voting is closed and submit your questions during the Special Meeting.

2. Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3. Vote by telephone. You may vote by proxy by calling 1-800-690-6903 and following the instructions on the proxy card.

Beneficial Owners of Shares Held in Street Name

For your convenience, our beneficial owners have the following methods of voting:

1. Vote by Internet.

(a)	Before the meeting: Go to www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

(b)	During the meeting: Go to www.virtualshareholdermeeting.com/DOMH2026SM. You will be able to attend the Special Meeting online, vote your shares electronically until voting is closed and submit your questions during the Special Meeting. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Special Meeting.

2. Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3. Vote by telephone. You may vote by proxy by calling 1-800-690-6903 and following the instructions on the proxy card.

If you vote by Internet or by telephone, please DO NOT mail your proxy card.

How Will My Shares Be Voted?

All shares which are entitled to vote and represented by a properly completed, executed and delivered proxy received before the Special Meeting and not revoked will be voted at the Special Meeting as instructed by you in a proxy delivered before the Special Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted “for” the approval of each of Proposal 1 and Proposal 2, and with regard to any other matters that may be properly presented at the Special Meeting and all matters incident to the conduct of the meeting. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Is My Vote Confidential?

Yes, your vote is confidential. The only persons who have access to your vote are the inspector of elections, individuals who help with processing and counting your votes, and persons who need access for legal reasons. Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to our Company’s management and the Board.

What Constitutes a Quorum?

To carry on business at the Special Meeting, we must have a quorum. A quorum is present when at least 33 1/3% of the shares entitled to vote as of the Record Date are represented in person or by proxy. Thus, holders of the Voting Capital representing at least 5,407,491 votes must be represented in person or by proxy at the Special Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares held by us in treasury are not considered outstanding or considered to be present at the Special Meeting. If there is not a quorum at the Special Meeting, our stockholders may adjourn the meeting.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. This vote is called a “broker non-vote”. If you sign your proxy card, but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board. Broker non-votes are not included in the tabulation of the voting results of any of the proposals and, therefore, do not affect these proposals.

Proposal 2 (the approval to adjourn the Special Meeting in the event that there are not sufficient votes to approve Proposal 1) is a “routine” matter on which your broker can exercise voting discretion. Proposal 1 (the approval of amendments to the 2022 Plan to increase in the number of shares of common stock available for awards under the 2022 Plan and clarify the calculation of the annual increase in shares of common stock reserved for issuance) is considered non-routine and therefore brokers cannot use discretionary authority to vote shares on Proposal 1 at the Special Meeting if they have not received instructions from their clients. Please submit your proxy card so your vote is counted.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are not included in the tabulation of the voting results for any of the proposals and, therefore, do not affect these proposals. Abstentions are included for the purpose of determining whether a quorum has been reached.

How Many Votes Are Needed for Each Proposal to Pass?

Proposal No.	Proposal	Vote Required	Broker Discretionary Vote Allowed
(1)	Approval of amendments to the 2022 Plan to increase in the number of shares of common stock available for awards under the 2022 Plan and clarify the calculation of the annual increase in shares of common stock reserved for issuance	A majority of the votes cast	No

(2)	Approval to adjourn the Special Meeting in the event that there are not sufficient votes to approve Proposal 1	A majority of the votes cast	Yes

What Are the Voting Procedures?

In voting by proxy for the proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card.

All shares represented by proxy will be voted at the Special Meeting in accordance with the choices specified on the proxy, and where no choice is specified, in accordance with the recommendations of the Board. Thus, where no choice is specified, the proxies will be voted FOR each of Proposals 1 and 2.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before it is voted by (i) giving written notice to our administrator, (ii) delivering a properly completed, later-dated proxy card to us or (iii) voting via the Internet at the Special Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Dominari Holdings Inc., 725 5th Avenue, 23rd Floor, New York, New York 10022, Attention: Chief Operating Officer. Revocations of proxies must be received prior to the time of the Special Meeting to serve as an effective revocation of that proxy.

Do I Have Appraisal Rights?

Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Special Meeting.

How can I find out the Results of the Voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file with the SEC within four (4) business days after the meeting.

EXECUTIVE COMPENSATION

Named Executive Officers

Our named executive officers (“NEOs”), which consist of (i) all individuals serving as our principal executive officers during fiscal year 2025, (ii) two other of our most highly compensated executive officers who were serving as executive officers at December 31, 2024, and (iii) up to two other of our most highly compensated executive officers for whom disclosure would have been provided pursuant to clause (ii) but for the fact that the individual was not serving as an executive officer at December 31, 2024, are:

●	Anthony Hayes, our Chief Executive Officer, Director, and Chairman of the Board;

●	Kyle Wool, our President; and

●	Christopher Devall, our Chief Operating Officer

The following Summary of Compensation table sets forth the compensation paid by our Company during the two fiscal years ended December 31, 2025 and 2024, to our NEOs. The numbers reported for 2025 have not been audited as our annual audit is not complete as of the date of this filing. Although we have used our best efforts to ensure the 2025 compensation numbers reflected here are accurate, they are subject to change pending the completion of our audit.

Summary of Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Anthony Hayes,	2025	650,000	8,500,000	4,295,894	13,065,000	7,096,637	385,295	33,992,826
Chief Executive Officer, Director, and Chairman of the Board	2024	650,000	-	641,235		951,156	534,301	2,776,692
Kyle Wool,	2025	500,000	11,000,000	860,894	13,065,000	6,186,637	187,862	31,800,392
President	2024	500,000	-	641,235		951,156	746,344	2,838,735
Christopher Devall,	2025	350,000	50,000	2,215,002		-	262,463	2,877,465
Chief Operations Officer

(1)	The amount reported in these columns represents the aggregate grant date fair value of stock and options granted to our NEOs during 2025, as calculated in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all awards made to our NEOs in Note 3 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2024.

(2)	For Messrs. Hayes and Wool, the amounts reported in this column are compensation earned pursuant to (i) the Company’s attainment of certain revenue milestones, as set forth in the employment agreements for Messrs. Hayes and Wool (each, as described below), and (ii) net revenue achieved by the Company’s wholly-owned subsidiary, Dominari Securities, in accordance with the employment agreements for Messrs. Hayes and Wool.

(3)	For Mr. Hayes, the amount shown in this column represents (a) Company payments towards Mr. Hayes’ health benefits, (b) Company contributions to its 401(k) plans on Mr. Hayes’ behalf, and (c) dividends received on vested stock granted in 2025. For Mr. Wool, the amount shown in this column represents (i) payments for social club memberships, (ii) Company contributions to its 401(k) plan on Mr. Wool’s behalf, (iii) Company payments towards Mr. Wools’ health benefits, and (iv) dividends received on vested stock granted in 2025. The amounts for Mr. Devall reflect Company contributions to its 401(k) plan on Mr. Devall’s behalf and Company payments for Mr. Devall’s health benefits, dividends received on vested stock granted in 2025.

Narrative Disclosure to Summary of Compensation Table

Employment Agreements

Anthony Hayes

On June 28, 2021, we entered into an employment agreement with Anthony Hayes (the “Hayes Agreement”), pursuant to which Mr. Hayes serves as our Chief Executive Officer. Under an amendment effective April 1, 2023, the term of the Hayes Agreement is for five years from the effective date of the amendment with automatic one-year extensions unless either the Company or Mr. Hayes gives six months’ non-renewal notice.

Pursuant to an amendment effective June 24, 2025, the Hayes Agreement was amended to increase Mr. Hayes’ annual base salary of $500,000 to $650,000 effective January 1, 2024, and an annual bonus. The annual bonus has two components, one is an annual revenue bonus that becomes payable upon the Company’s achievement of certain annual revenue targets, as stated in the table below.

Annual Revenue	Annual Bonus
$3,500,000 or more	$150,000
Between $7.5mm and $15mm	$250,000
$15mm or more	$500,000

The second component is a net revenue bonus equal to 15% of the sum of (i) all fees and proceeds received by the Company’s wholly-owned subsidiary, Dominari Securities LLC (the “IB”), in connection with investment banking services performed by the IB, including but not limited to the proceeds received from the exercise and sale of shares underlying any warrants or options issued in connection therewith, less the fees and expenses paid to individual representatives (i.e. broker payouts) of the IB out of such fees and/or proceeds (“Net Investment Banking Fees”) and (ii) any revenue received by the Company or any of its subsidiaries, including but not limited to the IB, in connection with alternative business opportunities that occur from time to time, including but not limited to, profits (including proceeds from warrants and options) received on all carried interest on “Special Purpose Vehicles” or other investment vehicles that the Company or any of its subsidiaries, including but not limited to IB, may have a pecuniary interest in (“Alternate Revenue”). Alternate Revenue is broadly interpreted to capture any revenue not included in Net Investment Banking Fees that benefits the Company or any of its subsidiaries and is net of any fees or expenses paid to any employees of the Company or its subsidiaries, including the IB.

Our Board of Directors may adopt different or additional performance criteria for future years after consultation with Mr. Hayes, provided that such criteria must be reasonably attainable. The bonus, to the extent earned, will be paid on the date on which annual bonuses are paid generally to the Company’s senior executives, provided that Mr. Hayes is employed with the Company on the payment date. In 2025, the payment of the bonuses was accelerated and paid upon the incremental certification by our Compensation Committee that the Company achieved the applicable revenue targets.

The Hayes Agreement also provides that Mr. Hayes will be entitled to participate in pension, profit sharing, group insurance, hospitalization, group health and benefit plans, perquisites, and all other benefits and plans the Company provides to its senior officers. If at any time during the term, the Company does not provide its senior executives with health insurance, Mr. Hayes will be entitled to secure such insurance for himself and his immediate family and the Company will reimburse him for the cost of such insurance.

The Hayes Agreement provides that upon Mr. Hayes’ termination due to (A) his death, (B) disability, (C) by the Company without cause (as defined in the Hayes Agreement), or (D) due to the Company not renewing the Hayes Agreement term, he or his estate will be entitled to the following: (i) twelve months’ base salary paid in a lump sum, (ii) continued group health coverage (if validly elected) for 12 months at the same cost as applied prior to his termination, and (iii) the pro-rata portion of any earned annual bonus.

If Mr. Hayes’ employment is terminated (A) by Mr. Hayes for good reason (as defined in the Hayes Agreement) or (B) within 30 days of a change in control (as defined in the Hayes Agreement), then Mr. Hayes will be entitled to receive the following: (i) twelve months’ base salary paid in a lump sum, (ii) continued group health coverage (if validly elected) for 12 months at the same cost as applied prior to his termination, (iii) the pro-rata portion of any earned annual bonus, and (iv) full vesting of all outstanding and then unvested equity awards.

Kyle Wool

On October 12, 2022, our subsidiary Dominari Financial entered into an employment agreement with Kyle Wool (the “Wool Agreement”), pursuant to which Mr. Wool serves as the Chief Executive Officer of Dominari Financial. The term of the Wool Agreement is five years with automatic one-year extensions unless either Dominari Financial or Mr. Wool gives six months’ non-renewal notice.

The Wool Agreement provides that Mr. Wool shall receive an annual base salary of $500,000 and an annual bonus. The annual bonus has two components, one is an annual revenue bonus that becomes payable upon the Company’s achievement of certain annual revenue targets, as stated in the table below.

Annual Revenue	Annual Bonus
$3,500,000 or more	$150,000
Between $7.5mm and $15mm	$250,000
$15mm or more	$500,000

The second component is a net revenue bonus equal to 15% of the sum of (i) all fees and proceeds received by the IB, in connection with investment banking services performed by the IB, including but not limited to the Net Investment Banking Fees and (ii) any revenue received by the Company or any of its subsidiaries, including but not limited to the IB, in connection with alternative business opportunities that occur from time to time, including but not limited to, profits (including proceeds from warrants and options) received on all carried interest on “Special Purpose Vehicles” or other investment vehicles that the Company or any of its subsidiaries, including but not limited to IB, may have a pecuniary interest in. Alternate Revenue is broadly interpreted to capture any revenue not included in Net Investment Banking Fees that benefits the Company or any of its subsidiaries and is net of any fees or expenses paid to any employees of the Company or its subsidiaries, including the IB.

Our Board of Directors may adopt different or additional performance criteria for future years after consultation with Mr. Wool, provided that such criteria must be reasonably attainable. The bonus, to the extent earned, will be paid on the date on which annual bonuses are paid generally to the Company’s senior executives, provided that Mr. Wool is employed with the Company on the payment date. In 2025, the payment of the bonuses was accelerated and paid upon the incremental certification by our Compensation Committee that the Company achieved the applicable revenue targets.

The Wool Agreement also provides that Mr. Wool will be entitled to participate in pension, profit sharing, group insurance, hospitalization, group health and benefit plans, perquisites, and all other benefits and plans Financial provides to its senior officers. If at any time during the term, Dominari Financial does not provide its senior executives with health insurance, Mr. Wool will be entitled to secure such insurance for himself and his immediate family and Dominari Financial will reimburse him for the cost of such insurance.

Pursuant to the Wool Agreement, Mr. Wool is entitled to receive the following: (i) the support of an administrative assistant, (ii) reimbursement for his personal cell phone expenses, (iii) a monthly expense account of up to $20,000 for his business use, (iv) up to $100,000 in reimbursement for health care and social club memberships, and (v) subject to Dominari Financial’s consent, reimbursement for all other reasonable out-of-pocket expenses actually incurred or paid by Mr. Wool in the course of his employment.

The Wool Agreement provides that upon Mr. Wool’s termination due to (A) his death, (B) his disability, (C) within 40 days of the consummation of change in control transaction (as defined in the Wool Agreement), or (D) due to Dominari Financial not renewing the Wool Agreement term, he or his estate will be entitled to the following: (i) twelve months’ base salary paid in a lump sum, (ii) continued group health coverage (if validly elected) for 12 months at the same cost as applied prior to his termination, and (iii) the pro-rata portion of any earned annual bonus.

If Mr. Wool’s employment is terminated (A) by Mr. Wool for good reason (as defined in the Wool Agreement) or (B) by Dominari Financial without cause (as defined in the Wool Agreement), then Mr. Wool will be entitled to receive the following: (i) twelve months’ base salary paid in a lump sum, (ii) continued group health coverage (if validly elected) for 12 months at the same cost as applied prior to his termination, (iii) the pro-rata portion of any earned annual bonus, and (iv) full vesting of all outstanding and then unvested equity awards.

Chris Devall

On July 1, 2022, we entered into an employment agreement with Mr. Christopher Devall pursuant to which Mr. Devall served as the Vice President (now, our Chief Operations Officer), for a period of five years, which shall automatically be extended for an additional year unless either party provides notice of non-renewal. Mr. Devall’s employment agreement was amended on July 1, 2023 in connection with his appointment to serve as our Chief Operations Officer. Pursuant to the amended agreement, Mr. Devall is entitled to receive a base salary of $350,000. Mr. Devall was paid a $50,000 signing bonus in restricted stock that fully vested on January 1, 2023. Mr. Devall’s employment agreement also provides for an annual bonus of a minimum of $50,000, to be paid in cash or restricted shares of the Company’s common stock based on the determination of the Compensation Committee of the Board of Directors. Mr. Devall also received a restricted stock grant in the amount of $1,000,000 in connection with his commencement of employment. Mr. Devall is also entitled to the payment or reimbursement of up to $10,000 per month for reasonable out-of-pocket expenses.

The employment agreement also provides for customary events of termination of employment and provides that in the event of termination as a result of Mr. Devall’s death or disability, Mr. Devall is entitled to severance consisting of (i) twelve (12) months of his then current base salary, payable in a lump sum, less withholding of applicable taxes, within thirty (30) days of the date of termination; (ii) if he elects continuation coverage for group health coverage pursuant to COBRA, then for a period of twelve (12) months following the termination of Mr. Devall’s employment the Company will pay such amount of the COBRA premiums so that Mr. Devall is only required to pay the portion of the premiums that active employees are required to pay; and (iii) payment on a pro-rated basis of any annual bonus or other payments earned in connection with any bonus plan to which Mr. Devall was a participant as of the date of death or disability. In the event of termination of Mr. Devall’s employment (i) as a result of the non-renewal of the employment agreement by the Company at the end of the then current term, (ii) by Mr. Devall for “good reason” (as such term is defined in the employment agreement), (iii) by the Company, without cause, or (iv) by Mr. Devall, in the event of a change in control, then Mr. Devall is entitled to the same severance as provided above. Additionally, if termination is by Mr. Devall for good reason or by the Company, without cause, then all equity grants held by Mr. Devall will immediately vest.

Retirement Benefits

Our NEOs are eligible to participate in our 401(k) plan, which is a defined contribution plan offered to all of our full-time employees. There are no other retirement benefit arrangements covering our NEOs.

Termination and Change in Control Benefits

The material terms of the contracts with each of our NEOs are summarized above, including the payments to NEOs at, following, or in connection with the resignation, change in control, or other termination of an NEO.

Outstanding Equity Awards at December 31, 2025

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Anthony Hayes	12/23/2030	2,941	-	$10.88	12/23/2030
	2/10/2025	5,000,000		6.16	2/10/2035
Kyle Wool	2/10/2025	5,000,000	-	6.16	2/10/2035
Christopher Devall		-	-	-	-

(1)	These options are fully vested.

Pay versus Performance

Pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information regarding “compensation actually paid”, as defined in Item 402(v). In accordance with SEC rules, the “compensation actually paid” amounts shown in the table below for each applicable year reflect certain adjustments to the values reported in the Summary of Compensation Table as described in the footnotes to the following table. Notably, the “net income” number reflected in this table for 2025 is not derived from our audited financial statements because our audit has not been completed as of the date of this filing. Accordingly, we have estimated our 2025 “net income” and we expect this number to change upon the completion of our annual audit.

In accordance with the transitional relief under the SEC rules for smaller reporting companies, only three years of information is required as this is the Company’s first year of disclosure under Item 402(v) of Regulation S-K.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On TSR(5)	Net Income (Loss)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2025	$33,992,826	$33,992,826	$17,338,928	$17,291,071	$167.38	$(12,500)
2024	$2,776,692	$2,776,692	$2,626,479	$2,626,479	$30.01	$(14,954)
2023	$1,000,000	$1,000,000	$4,453,138	$4,453,138	$78.96	$(22,882)

(1)	For each year shown, the PEO was the Chief Executive Officer, Anthony Hayes. The values reflected in this column reflect the “Total Compensation” paid to Mr. Hayes, the Company’s Principal Executive Officer, as set forth in the Summary of Compensation Table.

(2)	The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Hayes, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Hayes during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to determine the “compensation actually paid” amounts reported above for Mr. Hayes:

Reconciliation of Summary of Compensation Table Total to Compensation Actually Paid for CEO	2025	2024	2023
Summary of Compensation Table Total	$33,992,826	$2,776,692	$1,000,000
Less: Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	$(17,360,894)	$(641,235)
Plus: Fair Value of Awards Granted during Applicable Fiscal Year that Remain Unvested as of Applicable Fiscal Year End, Determined as of Applicable Fiscal Year End
Plus: Fair Value of Awards Granted During the Applicable Fiscal Year that Vested During the Applicable Fiscal Year, Determined as of the Vesting Date	$17,360,894	$641,235
Plus (Less): Adjustment for Awards Granted During a Prior Fiscal Year that were Outstanding and Unvested as of the Applicable Fiscal Year End, Determined Based on the Change in ASC 718 Fair Value from Prior Fiscal year End to the Applicable Fiscal Year End
Plus (Less): Adjustment for Awards Granted During a Prior Fiscal Year that Vested During the Applicable Fiscal year, Determined based on the Change in ASC 718 Fair Value from the Prior Fiscal Year End to the Vesting Date
Less: ASC 718 Fair Value of Awards Granted During a Prior Fiscal Year that were Forfeited During the Applicable Fiscal Year, determined as of the Prior Fiscal Year End
Plus: Dividends or Other Earnings Paid During the Applicable Fiscal year Prior to the Vesting Date
Plus: Incremental Fair Value of Options/SARs Modified During the Applicable Fiscal Year
Compensation Actually Paid	$33,992,826	$2,776,692	$1,000,000

(3)	For 2025, the non-PEO NEOs were Kyle Wool and Christopher Devall. For 2023 and 2024, the non-PEO NEOs were Soo Yu and Kyle Wool. The values reflected in this column reflect the average “Total Compensation” paid to each of the non-PEO NEOs in the applicable year, as set forth in the Summary of Compensation Table for the applicable year.

(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the non-PEO NEOs, as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not necessarily reflect the actual average amount of compensation earned by or paid to such persons during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the non-PEO NEOs as a group for each year to determine the compensation actually paid:

Reconciliation of Average Summary of Compensation Table Totals for non-PEO NEOs to Average Compensation Actually Paid to non-PEO NEOs	2025	2024	2023
Average Summary of Compensation Table Total	$17,338,928	$2,626,479	$4,453,138
Less: Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	$(8,070,448)	$(641,235)	$(5,266,666)
Plus: Fair Value of Awards Granted during Applicable Fiscal Year that Remain Unvested as of Applicable Fiscal Year End, Determined as of Applicable Fiscal Year End	$23,800
Plus: Fair Value of Awards Granted During the Applicable Fiscal Year that Vested During the Applicable Fiscal Year, Determined as of the Vesting Date	$8,046,648	$641,235	$5,266,666
Plus (Less): Adjustment for Awards Granted During a Prior Fiscal Year that were Outstanding and Unvested as of the Applicable Fiscal Year End, Determined Based on the Change in ASC 718 Fair Value from Prior Fiscal year End to the Applicable Fiscal Year End
Plus (Less): Adjustment for Awards Granted During a Prior Fiscal Year that Vested During the Applicable Fiscal year, Determined based on the Change in ASC 718 Fair Value from the Prior Fiscal Year End to the Vesting Date
Less: ASC 718 Fair Value of Awards Granted During a Prior Fiscal Year that were Forfeited During the Applicable Fiscal Year, determined as of the Prior Fiscal Year End	(47,857)
Plus: Dividends or Other Earnings Paid During the Applicable Fiscal year Prior to the Vesting Date
Plus: Incremental Fair Value of Options/SARs Modified During the Applicable Fiscal Year
Average Compensation Actually Paid	$17,291,071	$2,626,479	$4,453,138

(5)	The TSR value listed in each year reflects what the cumulative value of $100 would be if invested on December 31, 2022, assuming the reinvestment of dividends paid during the measurement period.

(6)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year, except for 2025. At the time of this filing, the Company had not yet completed the annual audit of its financial statements. Therefore, the number shown in this table for 2025 is a projection only, intended to comply with the applicable rules under Item 402. The net income shown for 2025 is likely to change upon the completion of the Company’s annual audit and should not be relied upon for any purpose.

Analysis of the Information Presented in the Pay versus Performance Table

The Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

The following graph illustrates the amount of “compensation actually paid” (“CAP”) to Mr. Hayes and the average amount of CAP to the Company’s Named Executive Officers as a group (excluding Mr. Hayes) relative to the Company’s cumulative TSR over the three years presented in the table.

Compensation Actually Paid and Net Loss

As demonstrated by the following table, the amount of CAP to Mr. Hayes and the average amount of CAP to the Company’s Named Executive officers as a group (excluding Mr. Hayes) is not aligned with the Company’s net loss over the three years presented in the table. The Company has not used net loss as a performance measure in the overall executive compensation program.

Option Award Disclosure

We provide the following discussion of the timing of option awards in relation to the disclosure of material nonpublic information, as required by Item 402(x) of Regulation S-K. The Company generally makes equity grants at varying times throughout the year, as business needs arise and our Board or Compensation Committee determine are appropriate. In 2025, due to the extraordinary efforts by Mr. Hayes and Mr. Wool to enlarge our advisory board with qualified persons and close a registered direct and private placement offering, the Compensation Committee awarded options to Mr. Hayes and Mr. Wool. In connection with such awards, which were subject to the approval of our shareholders, the Compensation Committee considered material nonpublic information related to the advisory board and direct and private placement offerings and determined it was appropriate to make the grants just prior to the announcement of such events. The Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award	Percentage Change in the
Closing Market Price of the
Securities Underlying the
Award Between the Trading
Day Ending Immediately Prior
to the Disclosure of Material
Nonpublic Information and
the Trading Day Beginning
Immediately Following the
Disclosure of Material
					Nonpublic Information
Anthony Hayes	February 10, 2025	5,000,000	$6.16	$13,065,000	74.26%
Kyle Wool	February 10, 2025	5,000,000	$6.16	$13,065,000	74.26%

Director Compensation

Our non-employee directors received the following annual compensation for service as a member of the Board of Directors for the fiscal year ended December 31, 2025:

Annual Retainer	$65,000	To be paid in cash in four equal quarterly installments.
Additional Retainer	$5,000	To be paid to the Chairman of the Board upon election annually.
Annual Equity Award	$61,600	Fully vested Stock Grant to each board member

Since our CEO, Anthony Hayes, became the Chairman of our Board in the latter half of 2023, no director has received the additional retainer for service as Chairman of the Board.

The following table summarizes the compensation paid to non-employee directors during the year ended December 31, 2025.

Director (1)	Fees earned or paid in cash ($)	Stock Awards ($)(8)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Brian Parsley (2)	21,125	-	-	-	-	-	21,125
Tim Ledwick (3)	48,750	1,380,763	-	-	-	94,791	1,524,304
Gregory Blattner (4)	65,000	61,600	-	-	-	5,400	132,000
Robert Dudley (5)	48,750	61,600	-	-	-	5,400	115,750
Kyle Haug (6)	65,000	61,600	-	-	-	5,400	132,000
Ronald Lieberman(7)	32,500	985,600	-	-	-	118,900	1,137,000

(1)	As of December 31, 2025, the aggregate number of stock and option awards held by each director was as follows:

●	Tim Ledwick holds 2,941 option awards; 336,093 stock awards; 8,783 shares purchased; 17,290 warrants exercisable;

●	Gregory Blattner holds 2,941 option awards; 19,471 stock awards; 28,818 warrants exercisable;

●	Robert Dudley holds 2,941 option awards.

(2)	Mr. Parsley joined the Board toward the end of the third quarter of 2025.

(3)	Mr. Ledwick left the Board and became the Company’s interim CFO at the beginning of the fourth quarter of 2025. The amounts reported in the “Fees earned or paid in cash” reflect his compensation as a member of the Board. He earned $48,750 in cash compensation, $61,600 in stock compensation, and $5,400 in dividends for his service as a director in 2025. The amount reported in the “Stock Awards” column includes his director stock award and his award of 316,346 restricted shares that were granted in connection with his agreement to become the Company’s Chief Financial Officer. The compensation reported in the “All Other Compensation” column reflects his other compensation for service as our CFO, which includes $87,500 in base salary, $1,750 in 401(k) matching contributions, $141 in health benefits, and $5,400 in dividends on company stock awards.

(4)	Mr. Blattner earned $65,000 in cash compensation, $61,600 in stock compensation, and $5,400 in dividends for his service as a director in 2025.

(5)	Mr. Dudley passed away in the third quarter of 2025. For his service in 2025, Mr. Dudley earned $48,750 in cash compensation, $61,600 in stock compensation, and $5,400 in dividends for his service as a director in 2025

(6)	Mr. Haug $65,000 in cash compensation, $61,600 in stock compensation, and $5,400 in dividends for his service as a director in 2025.

(7)	Mr. Lieberman earned $32,500 for his service as a director, $61,600 in stock compensation as a director, $924,000 in stock compensation as a member of our advisory board, $86,400 in dividends, and $32,500 for his service as a member of our advisory board, with the latter two items reported in the “All Other Compensation” column.

(8)	The amount reported in this column represents the aggregate grant date fair value of stock granted to our directors during 2025, as calculated in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all awards made to our directors in Note 3 to the consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2024

BENEFICIAL OWNERSHIP OF OUR CAPITAL STOCK BY CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock, Series D Convertible Preferred Stock (the “Series D Preferred Stock”) and Series D-1 Convertible Preferred Stock (the “Series D-1 Preferred Stock”) owned beneficially as of the Record Date, by (i) our officers and directors as a group and (ii) each person (including any group) known to us to own more than 5% of our common stock, Series D Preferred Stock and Series D-1 Preferred Stock. As of the Record Date, there were 16,222,435 shares of common stock outstanding, 3,825 shares of Series D Preferred Stock outstanding and 834 shares of Series D-1 Preferred Stock outstanding. Unless otherwise indicated, it is our understanding and belief that the stockholders listed possess sole voting and investment power with respect to the shares shown.

	Common Stock Beneficially Owned			Series D Preferred Stock		Series D-1 Preferred Stock
Name of Beneficial Owner(1)	Shares		Percentage	Shares	Percentage	Shares	Percentage
Directors and Executive Officers
Anthony Hayes	6,753,814	(2)	31.8%	-	-	-	-
Tim S. Ledwick	51,702	(3)	*	-	-	-	-
Brian Parsley	0		*	-	-	-	-
Gregory James Blattner	54,170	(4)	*	-	-	-	-
Kyle Wool	7,453,817	(5)	35.1%	-	-	-	-
Kyle Haug	53,227	(6)	*	-	-	-	-
Christopher Devall	213,338	(7)	1.3%	-	-	-	-
All Directors and Officers as a Group (7 persons)	14,580,068		55.3%

5% or Greater Stockholders
Donald J. Trump, Jr.	966,138	(8)	5.96%	-	-	-	-
Eric Trump	966,138	(9)	5.96%	-	-	-	-
Blue Finn Group LLC	819,884	(10)	5.05%	-	-	-	-
Daniel W. Armstrong	10	(11)	*	1,350	35.29%	-	-
R. Douglas Armstrong	4	(12)	*	450	11.76%	-	-
Francis Howard	7	(13)	*	900	23.53%	-	-
Charles Strogen	9	(14)	*	1,525	29.42%		-
Chai Lifeline Inc.	7	(15)	*	-	-	834	100%

*	Less than 1% of the outstanding shares of the Company’s common stock.

(1)	Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.
(2)	Includes 1,750,873 shares of common stock and 5,002,941 options for purchase of shares of common stock, which are exercisable within 60 days of the Record Date.
(3)	Includes 31,471 shares of common stock, 2,941 options for purchase of shares of common stock, and 17,290 warrants for purchase of shares of common stock, which are exercisable within 60 days of the Record Date. Excludes 316,346 shares of restricted common stock that were granted in connection with Mr. Ledwick's agreement to become the Company's Chief Financial Officer that have not yet been issued on the books of the transfer agent as of the Record Date.
(4)	Includes 22,411 shares of common stock, 2,941 options for purchase of shares of common stock, and 28,818 warrants for purchase of shares of common stock, which are exercisable within 60 days of the Record Date.

(5)	Includes 1,211,828 shares of common stock, 5,000,000 options for purchase of shares of common stock and 1,241,989 shares of common stock directly owned by Mr. Wool’s spouse, Soo Yu, which are deemed to be beneficially owned by Mr. Wool.
(6)	Includes 24,409 shares of common stock and 28,818 warrants for purchase of shares of common stock, which are exercisable within 60 days of the Record Date.
(7)	Includes 155,702 shares of common stock and 57,636 warrants for purchase of shares of common stock, which are exercisable within 60 days of the Record Date.
(8)	According to a Schedule 13G filed by Donald J. Trump, Jr. with the SEC on February 24, 2025. The business address of Donald J. Trump, Jr. is 115 Eagle Tree Terrace, Jupiter, Florida 33477.
(9)	According to a Schedule 13G filed by Eric Trump with the SEC on February 24, 2025. The business address of Eric Trump is 115 Eagle Tree Terrace, Jupiter, Florida 33477.
(10)	According to a Schedule 13G filed by Blue Finn Group LLC with the SEC on March 3, 2025. The business address of Blue Finn Group LLC. is 4843 Three Oaks Blvd., Sarasota, FL 34233.
(11)	Represents 10 shares of common stock issuable upon conversion of the Series D Preferred Stock, which are convertible within 60 days of the Record Date. The business address of Daniel W. Armstrong is 611 Loch Chalet Ct, Arlington, TX 76012-3470.
(12)	Represents 4 shares of common stock issuable upon conversion of the Series D Preferred Stock, which are convertible within 60 days of the Record Date. The business address of R. Douglas Armstrong is 570 Ocean Dr. Apt 201, Juno Beach, FL 33408-1953.
(13)	Represents 7 shares of common stock issuable upon conversion of the Series D Preferred Stock, which are convertible within 60 days of the Record Date. The business address of Francis Howard is 376 Victoria Place, London, SW1 V1AA, United Kingdom.
(14)	Represents 9 shares of common stock issuable upon conversion of the Series D Preferred Stock, which are convertible within 60 days of the Record Date. The business address of Charles Strogen is 6 Winona Ln, Sea Ranch Lakes, FL 33308-2913.
(15)	Represents 7 shares of common stock issuable upon conversion of the Series D-1 Preferred Stock, which are convertible within 60 days of the Record Date. The business address of Chai Lifeline Inc. is 151 West 30th Street, Fl. 3, New York, NY 10001-4027.

Effective October 11, 2023, the Company and Continental Stock Transfer & Trust Co. entered into a certain rights agreement (the “Rights Agreement”). The Rights Agreement provides each stockholder of record a dividend distribution of one “right” for each outstanding share of common stock. Rights become exercisable at the earlier of ten days following: (1) a public announcement that an acquirer has purchased or has the right to acquire 4.99% or more of our common stock, in connection with, (x) the Company consolidating, or merging into any other person, (y) any person consolidates or merges with or into the Company or (z) the Company sells or otherwise transfers to any person or persons, in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company or (2) the commencement of a tender offer which would result in an offer or beneficially owning 10% or more of our outstanding common stock. All rights held by an acquirer or offer or expire on the announced acquisition date, and all rights expire at the earliest of: (i) the close of business on October 11, 2025, subject to extension; (ii) the time at which the Rights are redeemed; (iii) the time at which the rights are exchanged; (iv) the closing of any merger or other acquisition transaction involving the Company pursuant to a specified agreement; (vi) the close of business on the date the Board determines that the Rights Agreement is no longer necessary or desirable for the preservation of tax benefits; and (vii) the close of business on the first day of a taxable year of the Company to which the Board determines that no tax benefits are available to be carried forward. Each right entitles a stockholder to acquire, at a price of $5.00 per one one-thousandth of a share of our Series Q Preferred Stock, subject to adjustments, which carries voting and dividend rights similar to one share of our common stock. The purchase price of the preferred stock fractional amount is subject to adjustment for certain events as described in the Rights Agreement. At the discretion of a majority of the Board and within a specified time period, we may redeem all of the rights at a price of $0.0001 per right. The Board may also amend any provisions of the Rights Agreement prior to exercise.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The current Board consists of: Mr. Anthony Hayes, Mr. Brian Parsley, Mr. Kyle Wool, Mr. Gregory James Blattner and Mr. Kyle Haug. The Board has determined that Mr. Parsley, Mr. Blattner and Mr. Haug are independent directors within the meaning of the applicable Nasdaq rules. Our Audit, Compensation, and Nominating Committees consist solely of independent directors.

In 2021, the Company engaged the services of Revere Securities, LLC (“Revere”) to assist in the management and building of the Company’s investment processes. Kyle Wool, one of the Company’s board members, was previously a member of the board of directors of Revere until June 2023 and held approximately 30% of Revere’s outstanding equity until May 20, 2025. From time to time, the Company participates in offerings of securities as an underwriter in transactions in which Revere is also participating as an underwriter. On such transactions, the Company earned $5.8 million and $930,000 in the twelve months ending December 31, 2025, and 2024, respectively. As of May 20, 2025, Kyle Wool no longer holds an equity interest in Reserve.

During the year ended December 31, 2025, the Company did not enter into any new employee loans. As of December 31, 2025, the total outstanding balance of the employee loans was $ 1.8 million with various employees. The terms of the loan agreements range from 3 years to 7 years, with an average annual interest rate of approximately 3.2%. The total interest received for the period ended December 31, 2025, was approximately $84,000.

Certain of the Company’s investments are made through related party special purpose vehicles. These include the following investments: investment in Revere Master SPV Series 1 (Qxpress Pte Ltd), investment in Revere Master SPV Series VI (TessPay, Inc.), investment in Dominari Master SPV LLC Series VI (X.AI Corp. d.b.a. xAI), investment in Dominari Master SPV LLC Series XI (Cerebras Systems Inc.), investment in Dominari Master SPV LLC Series XII (Groq, Inc.), investment in American Ventures LLC Series XIX (Skyline Builders Group Holdings Ltd.), and American Ventures LLC Series XIV (JFB Construction Holdings).

The Company’s investments in American Ventures LLC Series XIX (Skyline Builders Group Holdings Ltd.), and American Ventures LLC Series XIV (JFB Construction Holdings) are classified as marketable securities.

The Company owns 90% of AV Manager and AV Investment Manager, the remaining 10% is owned by non-controlling parties. As such, 10% of any profits earned by these entities are attributable to non-controlling interests As of December 31, 2025, the amount attributable to non-controlling interest was $2.0 million out of which $0 is still outstanding payable to non-controlling interests.

The Company earns revenues for managing certain pooled investment vehicles which are related parties. These include the entirety of the management fee revenues $0.6 million. As of December 31, 2025, the total amount of contract liabilities in the amount of $4.5 million represented amounts received in advance of revenue earned on managing such related party investment vehicles.

We have not adopted written policies and procedures specifically for related person transactions. Our Board is responsible for the approval of all related party transactions.

PROPOSAL 1:
2022 PLAN AMENDMENT PROPOSAL

Background

The stockholders are being asked to approve amendments to (1) Section 4(a) of the 2022 Plan to (1) increase the number of shares of common stock reserved for issuance with respect to awards granted under the 2022 Plan by 10,000,000 shares of common stock from 11,720,750 shares of common stock to 21,720,750 shares of common stock and (2) Section 4(b) of the 2022 Plan to clarify the calculation of the annual increase in shares of common stock reserved for issuance under the 2022 Plan to provide that commencing on January 1, 2027 and continuing until January 1, 2032, the number of shares reserved for issuance under the 2022 Plan shall automatically increase each January 1st, by a number of shares equal to the lesser of (i) 20% of the total number of shares of common stock issued and outstanding on the immediately preceding December 31st and (ii) such smaller number of shares of common stock as determined by the board of directors.

We believe strongly that the increase in shares of common stock reserved for issuance with respect to awards granted under the 2022 Plan is essential to our continued success and therefore is in the best interests of the Company and our stockholders. Our employees are our most valuable assets. The Board believes that grants of stock options, restricted stock units, performance-based restricted stock units and other equity awards under the 2022 Plan help create long-term equity participation in the Company and thereby assist us in attracting, retaining, motivating and rewarding employees, directors, and consultants. The Board also believes that long-term equity compensation is essential to link executive pay to long-term stockholder value creation.

The share reserve increase of 10,000,000 shares of common stock we seek in connection with this proposal, includes our need for an additional 6,000,000 shares of common stock reserved for issuance under the 2022 Plan, which the Company contemplates will be used for special awards for Mr. Hayes and Mr. Wool in recognition of their special contributions to the Company and the many financial and operational achievements that it has attained over the last year, and the remaining additional 4,000,000 shares, which the Company contemplates will be used to continue to incentivize our employees and executives to continue to work towards long-term stockholder value creation. Because a majority of the shares being added to the 2022 Plan pursuant to this proposal will be awarded to Mr. Hayes and Mr. Wool, the approval by our stockholders of the increase in the number of shares of common stock available for issuance of awards under the 2022 Plan by 10,000,000 shares is also deemed to be the approval of our stockholders to the awards the Company contemplates awarding to Messrs. Hayes and Wool.

The above-described amendments to the 2022 Plan to increase the number of shares of common stock reserved for issuance with respect to awards granted under the 2022 Plan by 10,000,000 shares of common stock from 11,720,750 shares of common stock to 21,720,750 was approved by our Compensation Committee on January 22, 2026, and will not be effective unless and until it is approved by our stockholders. If our stockholders do not approve the amendments to the 2022 Plan, the amendments will not take effect, but we may continue to grant rights to purchase shares under the 2022 Plan in accordance with the current terms and conditions of the 2022 Plan; provided, however, that no awards will be made under the 2022 Plan for an aggregate number of shares of common stock in excess of the current plan limit unless and until the stockholders approve the amendment to the 2022 Plan, with respect to such increase. The Board has determined that it is in the best interests of us and our stockholders that this amendment to the 2022 Plan be approved and is asking our stockholders for their approval of these amendments to the 2022 Plan. The form of Amendment No. 3 to the 2022 Plan, which includes these amendments only is attached as Annex A to this Proxy Statement.

Description of 2022 Plan

Purposes

The purposes of the 2022 Plan are to attract, retain, and motivate employees, directors, and consultants (collectively, “Service Providers”), provide additional incentives to Service Providers, and promote the success of the Company’s business, by providing Service Providers with opportunities to acquire the Company’s shares, or to receive monetary payments based on the value of such shares. The 2022 Plan is also intended to assist in further aligning the interests of the Company’s Service Providers to those of its stockholders.

Administration

The 2022 Plan is administered by a committee of at least one director of the Company that the Board may appoint, or by the Board itself (the “Administrator”).

Shares Available for Issuance

Subject to the 2022 Plan’s adjustment provisions, the total number of shares available for issuance under the 2022 Plan will be 21,720,750 plus an automatic increase commencing on January 1, 2027 and continuing until and including January 1, 2032, equal to the lesser of (i) 20% of the total number of shares issued and outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of shares as determined by the Board.

Eligibility

The Administrator has the discretion to select any Service Provider to receive an equity award (“Award”), although incentive stock options may be granted only to employees. A Service Provider who is designated as a participant in the 2022 Plan (a “Participant”) in any year shall not require the Administrator to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. As of the Record Date, approximately 37 employees, 5 directors, and 37 consultants are eligible to receive awards under the 2022 Plan.

Limitations on Incentive Awards

Each stock option will be designated in individual award agreements with Participants (“Award Agreements”) as either an incentive stock option or a nonqualified stock option. If the aggregate fair market value of the shares under an incentive stock option are exercisable for the first time by a Participant during any calendar year exceeds $100,000, such stock options will be treated as nonqualified stock options. The fair market value of the shares will be determined as of the time the stock option is granted.

In the case of the grant of an incentive stock option, the term will be ten (10) years from the date of grant, or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an incentive stock option granted to a Participant who, at the time the incentive stock option is granted, owns shares representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the term of the incentive stock option will be five (5) years from the date of grant, or such shorter term as may be provided in the Award Agreement.

No stock option shall be treated as an incentive stock option unless the 2022 Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Code Section 422(b)(1), provided that any stock option intended to be an incentive stock option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such stock option shall be treated as a nonqualified stock option unless and until such approval is obtained.

In the case of a grant of an incentive stock option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Code Section 422. If for any reason a stock option intended to be an incentive stock option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such stock option or portion thereof shall be treated as a nonqualified stock option appropriately granted under the 2022 Plan.

Clawback Policy

By accepting an award, Participants are agreeing to be bound by the Company’s clawback policy, which may be amended from time to time by the Company in its discretion and are further agreeing that all Awards may be unilaterally amended by the Company to the extent needed to comply with the clawback policy.

Vesting Conditions

Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in each Award Agreement. Vesting conditions may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine. The Administrator may establish performance-based conditions for an Award which may be based on the attainment of specific levels of performance of the Company. Unless otherwise set forth in an individual Award Agreement, each Award shall vest over a three (3) year period, with one-third (1/3) of the Award vesting on each annual anniversary of the date of grant.

Stock Options

Each stock option granted under the 2022 Plan is subject to the following terms and conditions:

●	Exercise Price. The per share exercise price for shares to be issued pursuant to exercise of a stock option will be determined by the Administrator but shall be no less than 100% of the fair market value per Share on the date of grant, subject to Section 7(a) of the 2022 Plan.

●	Exercise Period. Stock options granted under the 2022 Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, that no stock option shall be exercisable later than ten (10) years after the date it is granted.

●	Consideration. The consideration for shares issued upon exercise of options generally will be payable in cash (or check) at the time when such shares are purchased by the Participant, except as specified by the Administrator. The Administrator may accept as payment the surrender of other shares, broker-assisted cashless exercise, a notice of “net exercise” to the Company, such other consideration to the extent permitted by applicable laws, or any combination of the foregoing.

●	No Repricing. Notwithstanding any of the Administrator’s powers granted under the 2022 Plan, and except for permissible adjustments or stockholder approval, outstanding options may not be re-priced.

Stock Appreciation Rights (SARs)

Each SAR will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The exercise of each SAR will entitle the Participant to receive payment from the Company in an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price; times (ii) the number of shares with respect to which the SAR is exercised. As a general rule, the exercise price of a SAR must be no less than 100% of the fair market value of the common stock on the date the SAR is granted. Otherwise, the Administrator, subject to the provisions of the 2022 Plan, will have complete discretion to determine the terms and conditions of SARs granted under the 2022 Plan.

Restricted Stock Grants

Each Award of restricted stock will be evidenced by an Award Agreement that will specify the period of restriction and the applicable restrictions, the number of shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. During the period of restriction, a Participant holding restricted stock may exercise the voting rights applicable to those restricted shares, unless the Administrator determines otherwise. During the period of restriction, a Participant holding restricted stock will also be entitled to receive all dividends and other distributions paid with respect to such restricted stock unless otherwise provided in the Award Agreement.

Restricted Stock Units (RSUs)

Restricted stock units (“RSUs”) are the right to receive shares of common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company or its subsidiaries, the passage of time or other restrictions or conditions. The Administrator determines the persons to whom grants of RSUs are made, the number of RSUs to be awarded, the time or times within which awards of RSUs may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of RSU Awards. The value of the RSUs may be paid in shares of common stock, cash, other securities, other property or a combination of the foregoing, as determined by the Administrator.

The holders of RSUs will have no voting rights. Prior to settlement or forfeiture, RSUs awarded under the 2022 Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one Share while each RSU is outstanding. Dividend equivalents may be converted into additional RSUs. Settlement of dividend equivalents may be made in the form of cash, shares of common stock, other securities, other property, or a combination of the foregoing. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the RSUs to which they are payable.

Other Stock-Based Awards

The Administrator may grant Other Stock-Based Awards, in addition to or in tandem with other Awards, in such amounts, on such terms and conditions, and for such consideration, as the Administrator determines in its discretion. The Administrator shall have the authority to determine the persons to whom and the time or times at which other stock-based awards will be made, the amount of such other stock-based awards, and all other conditions, including any dividend and/or voting rights.

Tax Withholding

Participants in the 2022 Plan are responsible for the payment of any federal, state, or local taxes that the Company or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Administrator may cause any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from shares to be issued pursuant to an Award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The Administrator may also require any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to an Award are immediately sold and proceeds from such sale are remitted to the Company or its subsidiaries in an amount that would satisfy the withholding amount due.

Equitable Adjustments

In the event of a merger, consolidation, recapitalization, stock split, reverse stock split, reorganization, split-up, spin-off, combination, repurchase or other change in corporate structure affecting the shares, the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the 2022 Plan will be adjusted to reflect such event, and the Administrator will make such adjustments as it deems appropriate and equitable in the number, kind, and exercise price of the shares covered by outstanding awards made under the 2022 Plan.

Performance Criteria

The Administrator may establish performance-based conditions for an Award which may be based on the attainment of specific levels of performance of the Company. A list of criteria which the Administrator may, but is not limited to, consider may be found in Section 12(b) of the 2022 Plan. Any performance criteria that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles.

Adjustments

In the event that any dividend or other distribution, recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the shares occurs such that the Administrator determines that an adjustment is appropriate, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of shares which may be delivered under the 2022 Plan, the number, class and price of shares subject to outstanding awards, and the numerical limits stated in the 2022 Plan.

Change in Control

In the event of a change in control of the Company, each outstanding Award shall be assumed or an equivalent award substituted by the acquiring or successor corporation or a parent of the acquiring or successor corporation. Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise the Award as to all of the shares, all applicable restrictions will lapse, and all performance objectives and other vesting criteria will be deemed achieved at targeted levels.

Transferability

Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, except to a Participant’s estate or legal representative, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

Amendment and Termination of the 2022 Plan

The 2022 Plan became effective on December 5, 2022. The Board may at any time amend, alter, suspend, or terminate the 2022 Plan. The Company may obtain stockholder approval of any amendment to the 2022 Plan to the extent necessary or, as determined by the Administrator in its sole discretion, desirable to comply with applicable laws, including any amendment that (i) increases the number of shares available for issuance under the 2022 Plan or (ii) changes the persons or class of persons eligible to receive Awards.

Certain United States Federal Income Tax Aspects

The following is a summary of the principal U.S. federal income tax consequences of certain Awards under the 2022 Plan, based upon the current provisions of the Code and regulations promulgated thereunder. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not describe all federal tax consequences under the 2022 Plan, nor does it describe state or local tax consequences.

The 2022 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company’s ability to realize the benefit of any tax deductions described below depends on the Company’s generation of taxable income as well as the requirement of reasonableness and the satisfaction of the Company’s tax reporting obligations.

Incentive Stock Options. No taxable income is generally realized by the Participant upon the grant or exercise of an incentive stock option. If the shares issued to a Participant pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such shares, any amount realized in excess of the option exercise price will be taxed to the Participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) neither the Company nor its subsidiaries will be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the Participant.

If the shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the Participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such Shares) over the option exercise price thereof, and (ii) the Company or a subsidiary will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering Shares.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Nonqualified Options. No income is generally realized by the Participant at the time a nonqualified option is granted. Generally (i) at exercise, ordinary income is realized by the Participant in an amount equal to the difference between the option exercise price and the fair market value of the Shares on the date of exercise, and either the Company or a subsidiary receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the Shares have been held. Special rules will apply where all or a portion of the exercise price of the nonqualified option is paid by tendering Shares. Upon exercise, the Participant will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards. For all other Awards under the 2022 Plan, either the Company or a subsidiary generally will be entitled to a tax deduction in an amount equal to the ordinary income realized by the Participant at the time the Participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an Award is exercised, vests or becomes non-forfeitable, unless the Award provides for deferred settlement.

A Participant’s basis for the determination of gain or loss upon the subsequent disposition of Shares acquired from a stock appreciation right, restricted stock, restricted stock unit, or other stock-based award will be the amount paid for such shares plus any ordinary income recognized when the shares were originally delivered, and the Participant’s capital gain holding period for those shares will begin on the day after they are transferred to the Participant.

Parachute Payments. The vesting of any portion of an Award that is accelerated due to the occurrence of a change in control may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to either the Company or its subsidiaries, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Section 409A. The foregoing description assumes that Section 409A of the Code does not apply to an award under the 2022 Plan. In general, stock options and stock appreciation rights are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of the underlying stock at the time the option or stock appreciation right was granted. Restricted stock awards are not generally subject to Section 409A. RSUs are subject to Section 409A unless they are settled within 2 ½ months after the end of the later of (i) the end of the Company’s fiscal year in which vesting occurs or (ii) the end of the calendar year in which vesting occurs. If an Award is subject to Section 409A and the provisions for the exercise or settlement of that Award do not comply with Section 409A, then the Participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to an additional 20% U.S. federal tax and premium interest in addition to the U.S. federal income tax at the Participant’s usual marginal rate for ordinary income.

New Plan Benefits

As described above, 6,000,000 of the shares being added to the 2022 Plan are contemplated to be awarded to Mr. Hayes and Mr. Wool. The form of the awards, vesting schedule, and other terms and conditions are indeterminable at this time as they are still being considered by our Compensation Committee.

Dominari Holdings Inc. 2022 Plan

Name and Position	Dollar Value ($)	Number of Units
Anthony Hayes, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer	$12,990,000	3,000,000
Kyle Wool, President	$12,990,000	3,000,000
Christopher Devall, Chief Operating Officer	-	-
Executive Group	-	-
Non-Executive Director Group	-	-
Non-Executive Officer Employee Group	-	-

Explanation of Amendments

Section 4(a) and Section 4(b) of the 2022 Plan currently provide as follows:

“(a) Basic Limitation. Subject to the provisions of Sections 4(b) and 14, the maximum aggregate number of Shares that may be issued under the 2022 Plan is Eleven Million Seven Hundred Twenty Thousand Seven Hundred Fifty (11,720,750) shares (the “Plan Share Limit”). The Shares subject to the 2022 Plan may be authorized, but unissued, or reacquired shares.”

“(b) Annual Increase in Available Shares. Notwithstanding the basic limitation in Section 4(a), on the first day of each calendar year during the term of the 2022 Plan, commencing on January 1, 2026 and continuing until (and including) January 1, 2032, the number of Shares available under the Plan Share Limit shall automatically increase to 20% of the total number of Shares issued and outstanding on December 31 of the calendar year immediately preceding the date of such increase. For the avoidance of doubt, the number of Shares available under the Plan Share Limit shall not be decreased pursuant to this Section 4(b).”

The Board of Directors has authorized and approved an increase in the number of shares of common stock reserved for issuance with respect to awards granted under the 2022 Plan by 10,000,000 shares of common stock from 11,720,750 shares of common stock to 21,720,750 shares of common stock. In the event that Proposal 1 is approved by our stockholders at the Special Meeting, Section 4(a) and Section 4(b) of the 2022 Plan will, thereafter, each read in its entirety as follows:

“(a) Basic Limitation. Subject to the provisions of Sections 4(b) and 14, the maximum aggregate number of Shares that may be issued under the 2022 Plan is Twenty One Million Seven Hundred and Twenty Thousand Seven Hundred and Fifty (21,720,750) (the “Plan Share Limit”). The Shares subject to the 2022 Plan may be authorized, but unissued, or reacquired Shares.”

“(b) Annual Increase in Available Shares. Notwithstanding the basic limitation in Section 4(a), on the first day of each calendar year during the term of the 2022 Plan, commencing on January 1, 2027 and continuing until and including January 1, 2032, the number of Shares available under the Plan Share Limit shall automatically increase by a number of Shares equal to the lesser of (i) twenty percent (20%) of the total number of Shares issued and outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of Shares as determined by the Board.”

Vote Required

The affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote is required to approve the 2022 Plan Amendment Proposal. Abstentions will have no effect on the outcome of the vote.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE 2022 PLAN AMENDMENT PROPOSAL.

PROPOSAL 2:

THE ADJOURMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow our Board to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with Proposal 1(the 2022 Plan Amendment Proposal). If there are sufficient votes to approve Proposal 1, the Special Meeting will not be adjourned even if this Proposal 2 is approved by our stockholders.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 1(the 2022 Plan Amendment Proposal).

Required Vote

The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Special Meeting is required for the approval of the Adjournment Proposal. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum. Abstentions will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADJOURMENT PROPOSAL.

OTHER BUSINESS

Additional Filings

The Company’s Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website on the Internet, www.dominari.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. Information on our website does not constitute part of this proxy statement.

Other Matters to be Presented at the Special Meeting

As of the date of this Proxy Statement, our management has no knowledge of any business that may be presented for consideration at the Special Meeting other than that described above. As to other business, if any, that may properly come before the Special Meeting or any adjournment thereof, it is intended that the Proxies hereby solicited will be voted in respect of such business in accordance with the judgment of the Proxy holders.

The Board of Directors does not intend to bring any other matters before the Special Meeting and has not been informed that any other matters are to be presented by others.

Interest of Certain Persons in or Opposition to Matters to Be Acted Upon:

(a)	Except as discussed, in detail, with respect to the 2022 Plan Amendment Proposal, with respect to Anthony Hayes, our Chief Executive Officer and Chairman of the Board, and Kyle Wool, our President and a director of Dominari, no officer or director has any substantial interest in the matters to be acted upon, other than his or her role as an officer or director, or as a stockholder of Dominari.

(b)	No director of Dominari has informed us that he or she intends to oppose any of the actions taken by us set forth in this proxy statement.

Company Contact Information

The Board has established a process for stockholders to send communications to our Board or any individual director. Stockholders may send written communications to the Board or any director to Dominari Holdings Inc:

Dominari Holdings Inc.

Attn: Investor Relations
725 5th Avenue, 23rd Floor
New York, New York 10022
(212) 393-4540

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, Proxy Statements and other information with the SEC. Our SEC filings (reports, proxy and information statements, and other information) are available to the public over the Internet at the SEC’s website at www.sec.gov and are available for download, free of charge, soon after such reports are filed with or furnished to the SEC, on the “Investors”, “SEC Filings”, page of our website at www.dominari.com. The web addresses of the SEC and the Company have been included as inactive textual references only. The information contained on those websites is specifically not incorporated by reference into this Proxy Statement.

You may also obtain any of the documents that we file with the SEC, without charge, by requesting them in writing from us at the following address:

Dominari Holdings Inc.

Attn: Investor Relations
725 5th Avenue, 23rd Floor
New York, New York 10022
(212) 393-4540

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com.

ANNEX A

FORM OF
AMENDMENT NO. 3 TO
DOMINARI HOLDINGS INC.
2022 EQUITY INCENTIVE PLAN

This Amendment No. 3 (this “Amendment”) to the Dominari Holdings Inc. 2022 Equity Incentive Plan (the “Plan”), is adopted by the Board of Directors (the “Board”) of Dominari Holdings (the “Company”), effective as of [_________], 2026 (the “Amendment Effective Date”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.	The Company currently maintains the Plan.

B.	Pursuant to Section 19 of the Plan, the Board may amend the Plan at any time; provided, however, that no such amendment may be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws.

C.	Subject to the approval of the Company’s shareholders, the Board believes that it is in the best interests of the Company and its shareholders to amend the Plan to (i) increase the number of Shares subject to the Plan and (ii) modify the Plan’s “evergreen” provision.

AMENDMENT

1.	Subject to the approval of the Company’s shareholders, effective as of the Amendment Effective Date, Section 4(a) of the Plan is hereby amended in its entirety to read as follows:

“Basic Limitation. Subject to the provisions of Sections 4(b) and 14, the maximum aggregate number of Shares that may be issued under the Plan is Twenty One Million Seven Hundred and Twenty Thousand Seven Hundred and Fifty (21,720,750) (the “Plan Share Limit”). The Shares subject to the Plan may be authorized, but unissued, or reacquired Shares.”

2.	Subject to the approval of the Company’s shareholders, effective as of the Amendment Effective Date, Section 4(b) of the Plan is hereby amended in its entirety to read as follows:

“Annual Increase in Available Shares. Notwithstanding the basic limitation in Section 4(a), on the first day of each calendar year during the term of the Plan, commencing on January 1, 2027 and continuing until and including January 1, 2032, the number of Shares available under the Plan Share Limit shall automatically increase by a number of Shares equal to the lesser of (i) twenty percent (20%) of the total number of Shares issued and outstanding on the last day of the immediately preceding calendar year and (ii) such smaller number of Shares as determined by the

This Amendment shall be and, as of the Amendment Effective Date, is hereby incorporated in and forms a part of the Plan, subject to the approval of the Company’s shareholders. Unless and until the Company’s stockholders approve this Amendment, this Amendment shall be of no force or effect.

Except as specifically set forth in this Amendment, there are no other amendments to the Plan, and the Plan shall remain in full force and effect.

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IN WITNESS WHEREOF, this Amendment No. 3 to the 2022 Equity Incentive Plan is made effective this day of ____, 2026.

DOMINARI HOLDINGS INC.

By:
Name:	Anthony Hayes
Title:	Chief Executive Officer and Chairman

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DOMINARI HOLDINGS INC. 725 5TH AVENUE, 23RD FLOOR NEW YORK, NEW YORK 10022 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 : 59 p . m . Eastern Time the day before the meeting date . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form . During The Meeting - Go to www.virtualshareholdermeeting.com/DOMH2026SM You may attend the Special Meeting via the Internet and vote during the Special Meeting until voting is closed . Have the information that is printed in the box marked by the arrow available and follow the instructions . VOTE BY MAIL Mark, sign and date your proxy card and return it in the envelope we have provided . VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 p . m . Eastern Time the day before the meeting date . Have your proxy card in hand when you call and then follow the instructions . VOTE/ATTEND VIRTUAL MEETING If you would like to vote/attend virtually, please attend the Special Meeting to be held on Wednesday, March 4 , 2026 at 11 : 00 a . m . Eastern Time/ 8 : 00 a . m . Pacific Time . More information for this meeting is located on the other side of this card . V83326 - TBD For Against Abstain O O O O O O DOMINARI HOLDINGS INC. THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF PROPOSAL 1 AND PROPOSAL 2 This proxy must be signed exactly as the name appears hereon . When shares are held jointly, each holder should sign . When signing as executor, administrator, attorney, trustee or guardian, please give full title as such . If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such . If signer is a partnership, please sign in partnership name by an authorized person . 1. To approve amendments to (1) Section 4 (a) of the Dominari Holdings Inc . (f/k/a Akido Pharma, Inc . ) 2022 Equity Incentive Plan (the “ 2022 Plan”) to increase the number of shares of common stock reserved for issuance with respect to awards granted under the 2022 Plan by 10 , 000 , 000 shares of common stock from 11 , 720 , 750 shares of common stock to 21 , 720 , 750 shares of common stock and (2) Section 4 (b) of the 2022 Plan to clarify the calculation of the annual increase in shares of common stock reserved for issuance under the 2022 Plan to provide that commencing on January 1 , 2027 and continuing until January 1 , 2032 , the number of shares reserved for issuance under the Plan shall automatically increase each January 1 st, by a number of shares equal to the lesser of (i) 20 % of the total number of shares of common stock issued and outstanding on the immediately preceding December 31 st and (ii) such smaller number of shares of common stock as determined by the board of directors . 2. To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes to approve the foregoing proposal . SCAN TO VIEW MATERIALS & VOTE ڀ

V83327 - TBD Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. DOMINARI HOLDINGS INC. Special Meeting of Stockholders Wednesday, March 4, 2026 11:00 AM ET/8:00 AM PT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Anthony Hayes as proxy with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of DOMINARI HOLDINGS INC . that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 11 : 00 AM, ET/ 8 : 00 AM, PT on Wednesday, March 4 , 2026 , at www . virtualshareholdermeeting . com/DOMH 2026 SM, and any adjournment or postponement thereof . This proxy, when properly executed, will be voted in the manner directed herein . If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations .